EXHIBIT 99.1

Monica M. Yoon

Newport Beach, California

September 21, 2005

Peter Y.S. Kim, Chairman of the Board

Center Financial Corporation and Center Bank

Dear Mr. Kim and member of the Boards of Directors,

I have decided to retire from the Boards of Directors and all Committees of the Board, effective immediately.

As you know, I have served with the Board of Center Bank and Center Financial Corporation from their beginnings. I am proud of what we all have accomplished so far.

However, after all these years, I want to spend more time with my family.

Best wishes to you all.

Sincerely,

/s/ Monica M. Yoon
Monica M. Yoon